BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	June 15, 2023

Pay Date	June 30, 2023

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.047505	39%	$0.239240	33%
Net Realized Short-Term Capital Gains	$0.041003	34%	$0.127710	18%
Net Realized Long-Term Capital Gains	$0.032492	27%	$0.359050	49%
Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.121000	100%	$0.726000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2023				8.93%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2023				6.55%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2023				1.78%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2023				2.73%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	July 14, 2023

Pay Date	July 31, 2023

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.015335	13%	$0.254480	30%
Net Realized Short-Term Capital Gains	$0.029649	25%	$0.157360	19%
Net Realized Long-Term Capital Gains	$0.036774	30%	$0.395820	46%
Return of Capital	$0.039242	32%	$0.039340	5%

Total (per common share)	$0.121000	100%	$0.847000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2023				9.53%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2023				6.32%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2023				6.02%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2023				3.16%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	August 15, 2023

Pay Date	August 31, 2023

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Income	$0.048275	40%	$0.302620	31%
Net Realized Short-Term Capital Gains	$-	0%	$0.138260	14%
Net Realized Long-Term Capital Gains	$-	0%	$0.392770	41%
Return of Capital	$0.072725	60%	$0.134350	14%

Total (per common share)	$0.121000	100%	$0.968000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2023				9.45%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2023				6.29%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2023				7.18%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2023				3.67%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052